Exhibit 21.1

                  List of Subsidiaries of China Broadband Corp.



                  100% (direct) - China Broadband (BVI) Corp.,
                      a British Virgin Islands corporation

                 100% (indirect) - Big Sky Network Canada Ltd.,
                      a British Virgin Islands corporation

         50% (indirect) - Shenzhen China Merchants Big Sky Network Ltd.

               50% (indirect) - Sichuan Huayu Big Sky Network Ltd.

                  50% (indirect) - Deyang Guangshi Big Sky Ltd.